Exhibit 10.1

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (this “Settlement Agreement”) is made and entered into as of February 26, 2016, by and between INNOSPEC FUEL SPECIALTIES LLC (“Innospec”), and PATRICK MCDUFF (“McDuff”).

W I T N E S S E T H:

WHEREAS, Innospec and McDuff are parties to that certain Executive Service Agreement dated May 7, 2015, the terms of which are hereby incorporated herein (the “Agreement”); and

WHEREAS, by letter dated September 5, 2015, McDuff tendered his resignation effective March 5, 2016 (the “Termination Date”); and

WHEREAS, subsequent to receipt of McDuff’s resignation letter McDuff asserted that the restrictive covenants set forth in Clause 16 of the Agreement were overbroad and unenforceable; and

WHEREAS, Innospec disputed McDuff’s contentions; and

WHEREAS, Innospec and McDuff now desire to resolve all disputes, known or unknown, that relate to the enforceability of the restrictive covenants set forth in Clause 16 of the Agreement, and further agree to extend the duration of the restrictive covenants from twelve months to eighteen months, all in accordance with and subject to the terms and conditions of this Settlement Agreement;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged and confessed, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Payment of Proceeds. Promptly after the execution of this Settlement Agreement, Innospec shall pay to McDuff (via wire transfer of immediately available funds to an account designated by McDuff) the sum of One Hundred Sixty Five Thousand and 00/100 Dollars ($165,000). Additionally, subject to McDuff’s continued compliance with the Agreement, including without limitation Clause 16 thereof as extended pursuant to this Settlement Agreement, Innospec shall pay to McDuff on September 5, 2017, an additional Three Hundred Thirty Thousand and 00/100 Dollars ($330,000). All payments are subject to tax withholdings in accordance with Innospec’s customary payroll policies.

2. Extension of Restrictive Covenants. The restrictive covenants set forth in Clause 16 of the Agreement that are otherwise scheduled to expire twelve months after the Termination Date, are hereby extended for an additional six months such that they will not expire until September 5, 2017.

3. Acknowledgement of Enforceability. McDuff hereby acknowledges and agrees that each of the restrictive covenants set forth in Clause 16 of the Agreement (as extended pursuant to this Settlement Agreement) are enforceable as written and are reasonably necessary to protect the legitimate business interests and goodwill of Innospec, and McDuff will refrain from making any assertion to the contrary. McDuff further acknowledges and agrees that any breach of, or non-compliance with, the Agreement, including without limitation Clause 16 thereof as extended pursuant to this Settlement Agreement, will result in an automatic forfeiture of any amounts then unpaid under Section 1 of this Agreement as well as entitling Innospec to seek injunctive relief (without the need to post bond or other security) and to exercise any or all other rights or remedies available to it, at law or in equity or under the Agreement.

4. Interpretation. The undersigned parties hereby acknowledge and represent that each has been fully advised by its legal counsel of its respective rights and responsibilities under this Settlement Agreement, that their respective duly-appointed representatives have read and understand completely the contents hereof, and that they have voluntarily executed this Settlement Agreement on their own accord. Further, the undersigned parties hereby acknowledge and represent that each party has cooperated in the drafting and preparation of this Settlement Agreement. Accordingly, the undersigned parties hereby acknowledge and agree that any construction or interpretation of this Settlement Agreement shall not be made in favor of or against either party, but rather shall be fair and reasonable based on the plain language of this Settlement Agreement and the intent of the parties expressed herein.

5. Miscellaneous. The terms of the preamble are incorporated herein and shall constitute a part of this Settlement Agreement. This Settlement Agreement (inclusive of the Agreement referenced herein) constitutes the complete and exclusive agreement among the parties hereto with respect to the matters that are the subject of this Settlement Agreement, and may not be altered, amended or modified in any respect whatsoever except in a writing duly executed by each of the parties to this Settlement Agreement. This Settlement Agreement shall be binding upon and shall inure to the benefit of each of the undersigned parties hereto and each of their respective heirs, successors, and assigns. This Settlement Agreement shall be governed in its enforcement, construction and interpretation by the laws of the State of Delaware. This Settlement Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Settlement Agreement by facsimile transmission or by electronic mail in a PDF (or comparable) file shall be effective as delivery of a manually executed counterpart of this Settlement Agreement.

IN WITNESS WHEREOF, the undersigned parties have each caused this Settlement Agreement to be duly executed as of the date first above written.

INNOSPEC FUEL SPECIALTIES LLC

By:	/s/ David E. Williams
Name:	David E. Williams
Title:	VP & GC

/s/ Patrick McDuff
PATRICK MCDUFF

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